Exhibit 99.1

Sigma Labs to Operate as Sigma Additive Solutions

Change Reflects Strategic Initiative to Deploy Technology on Thousands of Production Printers

Sigma Additive Solutions to Begin Trading on the Nasdaq Capital Market (NASDAQ) Under New Ticker Symbol ‘SASI’ on May 19, 2022

SANTA FE, NM – May 17, 2022 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma”, “we,” “our,” or the “Company”), a leading developer of quality assurance software to the commercial 3D printing industry, today announced that, effectively immediately, it will begin doing business under the name “Sigma Additive Solutions”, reflecting the evolution of the Company from its origins as a laboratory engaged in research and development of 3D metal printing technology - into a solutions provider focused on enabling its customers and OEM partner providers to use a standard set of patented quality metrics across 3D printers from different manufacturers, using different processes, for the total additive manufacturing, or AM, industry in metal, polymer parts, and beyond.

In conjunction with the change, the company’s common stock will begin trading on the Nasdaq Capital Market (NASDAQ) under the new ticker symbol SASI, effective at the open of market trading on May 19, 2022. No action is required from Sigma’s stockholders and the CUSIP number for the common stock will remain unchanged. The company has also changed its corporate web address to www.sigmaadditive.com.

Jacob Brunsberg, President and CEO of Sigma, stated, “Our company’s decision to operate as Sigma Additive Solutions is an acknowledgement of the progress the Sigma team has made in creating the quality standard in additive manufacturing. For some time, we have been working with customers, OEMs and standards organizations to remove the quality barrier through advanced meltpool monitoring and analytics. We intend to significantly impact the entire AM quality continuum with scalable solutions that improve machine, process and part quality. We are also pleased that our ticker symbol will be aligned with our brand and our vision.”

Sigma Additive Solutions is in line with the company’s recent announcements regarding:

●	Product updates focused on being the center of all in-process quality, yielding faster part qualification, automated workflow, certified reports and audits, and an integrated end-to-end process.

●	Relationships and product integration with significant 3D metal printing OEM providers, including DMG MORI, Additive Industries and Aconity3D.

●	Technical integration with major additive software and manufacturing execution systems (MES) providers including AMFG and Sentient Science.

●	Participation with leading standards organizations and committees, including ASTM Committee E07 (non-destructive testing, NIST temperature monitoring calibration standard), and Auburn University National Center for Additive Manufacturing.

●	Expansion into the federal government and related marketplace through an agreement naming Phillips Federal as Sigma’s sole federal reseller.

●	The development, along with Materialise, of a closed-loop controller to advance metal AM with the Materialise Control Platform to identify and address process and quality issues in real time.

“Five months ago, we jointly announced that with Sigma technology integrated on our Control Platform one of the most common roadblocks for manufacturers, interested in using metal additive manufacturing for serial production, can be eliminated through a closed loop control,” said Materialise CTO Bart van der Schueren. “This makes it possible for customers to leverage their expertise and take advantage of the customization and localization benefits that AM provides.”

Stated Moshen Seifi, Ph.D., Vice President, Global Advanced Manufacturing Programs at ASTM, “We are pleased to have Sigma Additive Solutions as a founding member of our AM CoE Industry Consortium on Materials and Standardization (CMDS) and look forward to collaborating on standardizing the best practices for materials data generation and creating, curating, and managing the data needed to accelerate the industrialization and full adoption of AM technologies. Sigma’s focus on solutions could not come at a better time for the industry”.

According to Sven Ahluwalia-Hinrichs, Head of Technology Consulting at AMFG, “I applaud Sigma for its transformation from Sigma Labs to Sigma Additive Solutions. While the company spent years improving upon its roots as a significant R&D player, it has been obvious to our team that Sigma is poised to become a leading provider of quality solutions and data pedigree that that solves key challenges to enable adoption of additive manufacturing at scale across the value chain. We look forward to developing our strategic partnership with Sigma Additive Solutions through a joint value proposition, to improve the economics and efficiency of individual customers while seeking to accelerate the growth of the AM industry.”

Continued Mr. Brunsberg, “Sigma Additive Solutions clearly conveys the way we are addressing three major market imperatives. First, the emergence of AM standards across materials, platforms and processes; second, the way industry vendors, across the AM quality continuum - including point solutions and OEMs - are collaborating to open their systems; and third, Sigma’s initiatives to lower our customers’ barriers to entry, including a subscription pricing option, software-only model, and focus on embedded OEM functionality.”

About Sigma Additive Solutions

Sigma Labs Inc., operating as Sigma Additive Solutions, is a leading provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield and shortening cycle times. Sigma believes its software solutions will be a major catalyst for the acceleration and adoption of industrial 3D printing. For more information, please visit www.sigmaadditive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma’s business and financial condition, the extent of the market’s acceptance of PrintRite3D® version 7.0, its ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

CONTACT:

Investor Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmaadditive.com